                                                  Registration Statement
                                                                                                                                   No. 333-162195

                                                                                                                                   Dated October 5, 2009;
                                                                                                                                   Rule 433
                                           Registration Statement No. 333-162195
                                           Dated October 5, 2009; Rule 433

                           Private Wealth Management
                 ---------------------------------------------
                                 Deutsche Bank

                            Commodity-Linked Indices

 Deutsche Bank Liquid Commodity Index - Mean Reversion and Mean Reversion Plus

                                  October 2009

           The instruments described in this presentation are hybrid
             instruments under the Commodity Exchange Act ("CEA").

     As such, the instruments are not contracts of sale of a commodity for future delivery (or options on such contracts) and are not subject to the CEA.

                               [GRAPHIC OMITTED]

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Private Wealth Management

Disclaimer
-------------------------------------------------------------------------------
Commodities are speculative and highly volatile. The risk of loss in trading commodities can be substantial. Commodity prices may be subject to substantial and unpredictable fluctuations over short periods of time and may be affected by, among other things, a wide variety of regulatory, monetary and/or economic developments and policies. Prospective investors must independently assess the appropriateness of an investment in commodities in light of their own financial situation and investment objectives.
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
The price of an instrument and the commodities which comprise the index may be affected by numerous market factors, including events in the market for commodities, the equity markets, the bond market and the foreign exchange market, fluctuations in interest rates, and world economic, political and regulatory events. A rise in the value of one commodity may be offset by a fall in the value of one or more of the other commodities comprising the index.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Commodity prices can be highly volatile and may impact negatively the value of an instrument. Volatility around the time of maturity could have a significant impact on the overall performance of an investment.

The value of any instrument linked to either index described herein will depend on, among other things, fluctuations in interest rates, the value of the commodities underlying the index, the time remaining to the maturity date, and associated options markets and hedging costs of the issuer. The value of any instrument may start to decline significantly if the value of the index is below the level of the index on the issue date of the instrument. Price movements may also be caused by changes in the credit spread of the issuer.

The receipt by the investor of monies owed under instruments linked to either index described herein is subject to and dependent on the issuer's abilities to pay such monies. Consequently, investors are subject to a counterparty risk and are susceptible to risks relating to the creditworthiness of the issuer.
--------------------------------------------------------------------------------
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                                    page 2
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Contents
---------------------------------------------------------------------------------
Deutsche Bank Liquid Commodity Index - Mean ReversionTM and Mean Reversion PlusTM
---------------------------------------------------------------------------------

o    Executive Summary

o    Sources of Return in Commodities

o    The Deutsche Bank Liquid Commodity Index - Mean Reversion TM

o    The Deutsche Bank Liquid Commodity Index - Mean Reversion Plus TM

o    Performance and Descriptive Statistics

o    Market Data Sources

                                    page 3                     [GRAPHIC OMITTED]
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Private Wealth Management

Executive Summary
--------------------------------------------------------------------------------
Why invest in Commodities via an Index?
--------------------------------------------------------------------------------

[] An investment in a commodity index is a simple way for an investor to gain exposure to the asset class while insulating them from the mechanics of rolling futures and posting collateral

[] Transparent, rule-based roll mechanism eliminates human intervention

--------------------------------------------------------------------------------
Characteristics of Commodities
--------------------------------------------------------------------------------

[] Commodities are an asset class in their own right and exhibit unique characteristics

   []  Low to negative correlation with traditional asset classes

   []  Historically exhibit mean reversion

   []  Positive correlation with inflation on a historical basis

                                    page 4                     [GRAPHIC OMITTED]
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Private Wealth Management

Sources of Return in Commodities
--------------------------------------------------------------------------------
Commodity indices invest in futures contracts and are subject to the impact of
"roll return."
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Spot Return:        Return resulting from the change in the value of a
                    commodity futures contract
Roll Return:        Return from the change in value of a commodity futures
                    contract resulting from its movement over time along its
                    forward curve - also known as "roll yield" or "carry."

Backwardation:*     The roll return (carry) is Positive

     o    Negative slope or inverted "backward" forward curve

     o    Supply disruption price elasticity

     o    Risk premium at near-term delivery - "convenience yield" theory

Contango:*          he roll return (carry) is Negative

     o    Positive slope or "normal" upward forward curve

     o    Typically reflects markets that are not as price elastic to supply shocks

     o    Market participants pay a "cost of carry" for deferred payment and delivery

     o    Time value of money, storage costs and delivery are all priced into the deferred premium
--------------------------------------------------------------------------------
*Definitions:

Backwardation: market condition where the futures price is lower in the distant delivery months than in the near delivery months

Contango: market condition where the future price for distant delivery is higher than near delivery months, often due to the costs of storing and insuring the underlying commodity; opposite of backwardation

                                    page 5                     [GRAPHIC OMITTED]
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Private Wealth Management

Sources of Return in Commodities
--------------------------------------------------------------------------------
Backwardation Example:   WTI Crude
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
WTI Crude normally has high demand with only a finite supply available for immediate delivery.
This may create a market where near dated contracts trade at a premium to contracts for future delivery.
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

WTI Crude normally has high demand with only a finite supply available for immediate delivery. This may create a market where near dated contracts trade at a premium to contracts for future delivery.

*This illustration is designed to explain the concept of "backwardation," and assumes a constant spot price.
Losses can occur as a result of spot movement.

                                    page 6                     [GRAPHIC OMITTED]
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Private Wealth Management

Sources of Return in Commodities
-------------------------------------------------------------------------------
Contango example:    Gold
-------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Gold normally has insurance and storage costs associated with future delivery.
This may create a market where future dated contracts trade at a premium to contracts for immediate delivery.
-
                              [GRAPHIC OMITTED]

Source:  Deutsche Bank Commodities Group          For Illustrative Purposes Only

*This illustration is designed to explain the concept of "contango," and assumes a constant spot price.
Losses can occur as a result of spot movement.

                                    page 7                     [GRAPHIC OMITTED]
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Private Wealth Management

Concept and Construction of the DBLCI-MR TM Excess Return
--------------------------------------------------------------------------------
The DBLCI-MR TM Excess Return is composed of only six underlying commodity futures contracts:
-------------------------------------------------------------------------------
--------------------------------------------------------------------------------
These 6 commodities represent some of the most liquid contracts in their respective sectors (energy, precious metals, industrial metals, grains)
--------------------------------------------------------------------------------

   Crude Oil:       The First Nearby Month Light Sweet WTI Crude Oil futures
   ---------        contract on the New York Mercantile Exchange ("NYMEX")

   Heating Oil:     The First Nearby Month Heating Oil futures contract on the
   -----------      New York Mercantile Exchange ("NYMEX")

   Aluminum:        The December Expiry Aluminum futures contract that trades on
   --------         the London Metal Exchange ("LME")

   Gold:            The December Expiry Gold futures contract that trades on the
   ----             Commodity Exchange Inc., New York ("COMEX")

   Wheat:           The December Expiry Wheat futures contract that trades on
   -----            the Board of Trade of the City of Chicago Inc. ("CBOT")

   Corn:            The December Expiry Corn futures contract that trades on the
   ----             Board of Trade of the City of Chicago Inc. ("CBOT")
--------------------------------------------------------------------------------

                                    page 8                     [GRAPHIC OMITTED]
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Private Wealth Management

-------------------------------------------------------------------------------
Concept and Construction of the DBLCI-MR TM Excess Return
--------------------------------------------------------------------------------
Weighting of the Index mechanically rebalances
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

o    The DBLCI - MR TM mechanically rebalances its 6 constituent commodities such that "expensive" commodities have their weights reduced while "cheap"
     commodities have their weights increased. This is done according to a simple, pre-defined formula.

o    A rebalancing will occur whenever one of the commodities undergoes a
     "trigger event." A trigger event occurs when the one-year moving average price of the commodity trades +/- 5% than the five- year moving average.

o    The DBLCI-MR Plus TM combines the DBLCI-MR's approach to optimizing sector-allocation in commodities with a quantitative rule-based momentum strategy that aims to reduce exposure and maintain returns during downturns in commodity markets.

o    The entire rebalancing process is rule-based and mandatory.

                                    page 9                     [GRAPHIC OMITTED]

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Private Wealth Management

Commodity Allocation of the DBLCI-MR TM Excess Return

--------------------------------------------------------------------------------
                       Commodity             Base Weight         Current Weight*
                       -----------------     -----------          --------------
ENERGY                 Light Sweet Crude          35.00%                  44.87%
                       Heating Oil                20.00%                  25.74%

INDUSTRIAL METALS      Aluminum                   12.50%                  21.04%
PRECIOUS METALS        Gold                       10.00%                   1.11%
AGRICULTURE            Wheat                      11.25%                   4.13%
                       Corn                       11.25%                   3.10%
--------------------------------------------------------------------------------

---------------------  ---------------------------------------------------------
Historical Allocation  INDEX
---------------------  ---------------------------------------------------------
[GRAPHIC OMITTED]      ---------------------------------------------------------
                       Commodity           Roll Frequency    Contract Contract**
                       ---------           --------------    -------------------
                       Light Sweet Crude   Monthly           20 Oct 2009
                       Heating Oil         Monthly           30 Oct 2009

                       Aluminum            Yearly            16 Dec 2009
                       Gold                Yearly            29 Dec 2009

                       Wheat               Yearly            14 Dec 2009
                       Corn                Yearly            14 Dec 2009
                       ---------------------------------------------------------

                       Source: Deutsche Bank (Jan 1999 - 30 Sep 2009)
                       *As of  30 Sep 2009

                                   page 10                      [GRAPHIC OMITTED]

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Private Wealth Management

Concept and Construction of the DBLCI-MR TM Total Return
--------------------------------------------------------------------------------
The DBLCI - MR TM Total Return Index adds collateral yield to the Excess Return
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                     Excess Return =    Spot Return + Roll Return

                     Total Return =     Excess Return + Collateral Yield
--------------------------------------------------------------------------------

[]   Collateral yield of 3-Month U.S. Treasury Bills is added to the DBLCI - MR
     TM Excess Return to create the DBLCI-MR TM Total Return

[]   The DBLCI - MR TM Total Return and Excess Return Indexes were launched in
     February 2003 with available price history since December 1, 1988

                                   page 11                     [GRAPHIC OMITTED]

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Private Wealth Management

Concept and Construction of the DBLCI-MR Plus TM Excess Return
--------------------------------------------------------------------------------
The DBLCI-MR Plus TM aims to preserve excess returns generated by the DBLCI-MR
TM by dynamically adjusting its commodity exposure to reflect upward and downward momentum cycles
--------------------------------------------------------------------------------

[]   DBLCI-MR Plus TM Excess Return is a dynamic allocation strategy based on the performance of the DBLCI-MR TM Excess Return Index

[]   Mandatory rebalancing takes place on a monthly basis

[]   At each monthly rebalancing, the allocation in the DBLCI-MR TM Excess
     Return strategy is determined based on the performance of the DBLCI-MR TM
     Excess Return over the previous 12 months                                  [GRAPHIC OMITTED]

[]   Twelve performance indicators are built, reflecting the performance of
     DBLCI-MR TM Excess Return over previous 12- months,11-months,
     10-months....3-months, 2-months, 1-month

[]   The allocation or component weight to commodities is proportional to the number of times the DBCLI-MR TM Excess

[]   Return performance is greater than zero

[]   Rules based momentum strategy with no human intervention, only execution

                                   page 12                     [GRAPHIC OMITTED]

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Private Wealth Management

Concept and Construction of the DBLCI-MR Plus TM Excess Return
--------------------------------------------------------------------------------
Applying the Momentum Strategy to the DBLCI-MR TM Excess Return
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
The objective of this strategy is for the DBLCI-MR Plus TM Excess Return to avoid full exposure to commodity markets during extended periods of negative performance, while regaining partial or full exposure as they subsequently rally
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

Source: Deutsche Bank,Jan 99 - Sep 2009
Past Performance is not Indicative of Future Results

                                   page 13                    [GRAPHIC OMITTED]

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Private Wealth Management

Performance and Descriptive Statistics

                         Performance Comparision Graph

                               [GRAPHIC OMITTED]

Source: DB Global Markets Research, Bloomberg, Jan 1999 - September 2009

Past performance is not indicative of future results

* The DBLCI-MR and DBLCI-MR Plus have existed since February 2003 and July
2007, respectively. The results from their respective inception dates through
September 2009 represent actual performance (gross of fees). Results prior to inception dates are based on historical simulations run from January 1991 for the DBLCI-MR Plus and December 1988 for the DBLCI-MR through their respective inception dates, which do not reflect the performance of the actual indices.
This hypothetical performance is provided as an illustration and should not be relied upon in reaching an investment decision. No representation is made that performance of the commodity-linked indices would have been the same or similar to the hypothetical performance reflected.

                                   page 14                     [GRAPHIC OMITTED]

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Private Wealth Management

DBLCI-MR Plus TM vs. DBLCI-MR TM return distributions

[]   These returns are charted assuming investment in the underlying index occurred at the beginning of each month since January 1999.

[] Over both time horizons, the historical average annualized returns of DBLCI-MR+
have been positively skewed when compared to the DBLCI-MR.

           ------------------------------------
           [] DBLCI-MR PLUS TR Return Frequency
           [] DBLCI-MR TR Return Frequency
           ------------------------------------

                               [GRAPHIC OMITTED]

Source: DB Global Markets Research, Bloomberg, Jan 1999 - Sep 2009

Past performance is not indicative of future results

* The DBLCI-MR and DBLCI-MR Plus have existed since February 2003 and July
2007, respectively. The results from their respective inception dates through
September 2009 represent actual performance (gross of fees). Results prior to inception dates are based on historical simulations run from January 1991 for the DBLCI-MR Plus and December 1988 for the DBLCI-MR through their respective inception dates, which do not reflect the performance of the actual indices.
This hypothetical performance is provided as an illustration and should not be relied upon in reaching an investment decision. No representation is made that performance of the commodity-linked indices would have been the same or similar to the hypothetical performance reflected.

                                   page 15

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Private Wealth Management

                              DBLCI - MRTM Index Performance

    Performance in 2009
    -------------------

      Jan-09: -10.77%
       Feb-09: -2.58%

       Mar-09: 4.40%                [GRAPHIC OMITTED]
       Apr-09: 1.66%

       May-09: 12.25%
       Jun-09: 4.54%

       Jul-09: 3.11%
       Aug-09: -2.06%
       Sep-09: -0.31%

                                DBLCI - MR Plus TM Index Performance
    Performance in 2009
    -------------------
       Jan-09: -0.59%

       Feb-09: -0.09%

       Mar-09: 0.00%               [GRAPHIC OMITTED]
       Apr-09: -0.38%

       May-09: 2.83%
       Jun-09: 1.72%
       Jul-09: -1.69%

       Aug-09: -2.17%
       Sep-09: -0.17%

   Sector Performance*

           Month                        Aug-09  Sep-09
                  Crude oil             -1.91%   0.13%
                Heating oil             -2.74%  -0.59%
                  Aluminium              0.11%  -1.06%
                       Gold             -0.24%   5.85%
           Wheat                       -10.26%  -8.27%
                       Corn             -5.65%   4.32%
                 DBLCI - MR             -2.06%  -0.31%
          DBLCI - MR 'Plus'             -2.17%  -0.17%
* based on excess return indices

                           Sector Allocation**
                      Month             Aug-09  Sep-09
                  Crude oil             39.81%  41.15%
                Heating oil             22.26%  23.91%
                  Aluminium             29.31%  25.79%
                       Gold              1.75%   1.41%
           Wheat                         4.06%   4.50%
                       Corn              2.82%   3.24%
** average weight in the DBLCI - MR
Source:   Bloomberg (Jan 1990 - Sep 2009)

 Past performance is not indicative of future results

 -The DBLCI-MR and DBLCI-MR Plus have existed since February 2003 and July
           2007, respectively. The results from their respective inception dates through September 2009 represent actual performance (gross of fees). Results prior to inception dates are based on historical simulations run from January 1991 for the DBLCI-MR Plus and December
           1988 for the DBLCI-MR through their respective inception dates, which do not reflect the performance of the actual indices. This hypothetical performance is provided as an illustration and should not be relied upon in reaching an investment decision. No
           representation is made that performance of the commodity-linked indices would have been the same or similar to the hypothetical performance reflected.

                                   page 16                     [GRAPHIC OMITTED]

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Private Wealth Management

[GRAPHIC OMITTED]

                             SPGSCITM Index Performance
     Recent Performance
       Jan-09: -8.95%
       Feb-09: -6.12%

       Mar-09: 4.48%

       Apr-09: -0.93%          [GRAPHIC OMITTED]
      May-09: +19.65%
      June-09: +0.56%

       July-09: 0.43%

       Aug-09: -2.38%

       Sep-09: 0.16%

     Recent Performance     DJ-AIGCITM Index Performance
       Jan-09: -5.39%
       Feb-09: -4.46%

       Mar-09: 3.58%
       Apr-09: 0.72%

      May-09: +12.99%          [GRAPHIC OMITTED]
      June-09: -1.92%

       July-09: 3.21%

       Aug-09: -0.60%

       Sep-09: 1.56%

  Recent Performance*
                     2008         2009(ytd)
    DBLCI MR        -35.43%       8.99%
    DBLCI MR+        -0.67%       -0.62%
    SPGSCI          -47.29%       4.53%
    DJAIG           -36.61%       8.90%

* based on excess return indices

  Annualized Performance*
                      3y             5y           10y
DBLCI MR             8.00%          6.79%        9.20%
DBLCI MR+           16.81%          8.96%        9.94%
SPGSCI             -12.98%         -9.41%        1.51%
DJAIG               -7.24%         -3.58%        3.28%

 Source:   Bloomberg (Jan 1990 - Sep 2009)

 Past performance is not indicative of future results

 *The SPGSCI and DJ-AIGCI have existed since January 1970 and July
           1998, respectively. The results from their respective inception dates through September 2009 represent actual performance (gross of fees). Results prior to inception dates are based on historical simulations run from January 1991 for the
           DJ-AIGCI through their respective inception dates, which do not reflect the performance of the actual indices. This hypothetical performance is provided as an illustration and should not be relied upon in reaching an investment decision. No representation is made that performance of the commodity-linked indices would have been the same or similar to the hypothetical performance reflected.

                                   page 17                     [GRAPHIC OMITTED]

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Private Wealth Management

Performance and Descriptive Statistics

------------------------------------------
Historical Returns
------------------------------------------
----------------------------------------------------------------------
DBLCI-MR TM                  DBLCI-MR       **Equities   *Commodities
                             Plus TM

Total Return       15.91%     14.88%            0.34%           7.27%
Excess Return      12.50%     11.50%           -3.07%           3.86%
Volatility         19.48%     14.00%           21.51%          25.03%
Sharpe Ratio        0.64       0.82            -0.14            0.15

----------------------------------------------------------------------

Source: Deutsche Bank, 2008, Bloomberg , 01 Jan 1999 - 30 Sep 2009

--------------------------------------
Correlation with other asset classes++
--------------------------------------
                                                    DBLCI-MR
Correlation                   DBLCI-MR TM           Plus TM
Equities **                      15.02%                2.01%
US Treasuries***                 11.64%               -3.32%
Commodities *                    78.72%               64.19%

 *:      S&P GSCI
 **:     S&P 500 Index
 ***:    USGATR - US Govt All Total Return Index
 ++: Correlation of monthly returns from Jan 1999-Sep 2009

Past performance is not indicative of future results

* The DBLCI-MR and DBLCI-MR Plus have existed since February 2003 and July
2007, respectively. The results from their respective inception dates through
Spetember 2009 represent actual performance (gross of fees). Results prior to inception dates are based on historical simulations run from January 1991 for the DBLCI-MR Plus and December 1988 for the DBLCI-MR through their respective inception dates, which do not reflect the performance of the actual indices.
This hypothetical performance is provided as an illustration and should not be relied upon in reaching an investment decision. No representation is made that performance of the commodity-linked indices would have been the same or similar to the hypothetical performance reflected.

                                   page 18                     [GRAPHIC OMITTED]

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Private Wealth Management

Market Data Sources
--------------------------------------------------------------------------------

 Bloomberg  Tickers:

 DBLCI-MR TM Total Return                           DBLCMMVL (Index)
 DBLCI-MR TM Excess Return                          DBLCMMCL (Index)

 DBLCI-MR Plus TM Total Return                      DBLCMPUT (Index)

 DBLCI-MR Plus TM Excess Return                     DBLCMPUE (Index)

 S&P 500                                            SPTR (Index)
 S&P GSCI TM Excess Return                          SPGCCIP (Index)
 DJ-UBSCI TM  Excess Return                         DJUBS (Index)
--------------------------------------------------------------------------------

                                   page 19                     [GRAPHIC OMITTED]

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Private Wealth Management

Important Notes
--------------------------------------------------------------------------------
  This document is intended to provide you with information regarding the
  Deutsche Bank Liquid Commodity Index - Mean Reversion and Deutsche Bank
  Liquid Commodity Index - Mean Reversion Plus.

  The analysis set forth herein is based on information we believe to be reliable, including internal models, certain assumptions (all of which are subject to change without notice) and available market data, which may be internally generated.

  "Deutsche Bank" means Deutsche Bank AG and its affiliated companies, as the context requires. Deutsche Bank Private Wealth Management refers to Deutsche
  Bank's wealth management activities for high net worth clients around the world.

  Investors should consider an investment linked to the indices described herein only after careful consideration and consultation with their legal, tax, accounting and other advisers as to the suitability of the investments in light of their own particular financial, tax and other circumstances and the information set out in this document and the other documents we provide to you.

  Deutsche Bank AG has filed a registration statement (including a prospectus)
  with the Securities and Exchange Commission, or SEC, for offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to such offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and such offering. You may obtain these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov.
  Alternatively, Deutsche Bank AG, any agent or any dealer participating in such offering will arrange to send you the prospectus, prospectus supplement and other documents relating to the offering if you so request by calling toll-free 1-800-311-4409.

  Your return on an investment linked to the indices described herein will be dependent on the performance of the indices during the term of the instrument. There is no assurance that the commodities which comprise the index will have positive performance and past performance of any of the commodities which comprise the index is not a guarantee, nor necessarily indicative, of their future performance.

  Deutsche Bank AG, including its subsidiaries and affiliates, does not provide legal, tax or accounting advice. This communication was prepared solely in connection with the promotion or marketing, to the extent permitted by applicable law, of the matter addressed herein, and was not intended or written to be used, and cannot be used or relied upon, by any taxpayer for purposes of avoiding any U.S. federal tax penalties. The recipient of this communication should seek advice from an independent tax advisor regarding any tax matters addressed herein based on its particular circumstances.
--------------------------------------------------------------------------------

                                   page 20                     [GRAPHIC OMITTED]

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Private Wealth Management

S&P GSCI Disclaimer
--------------------------------------------------------------------------------
  These materials are not sponsored, endorsed, sold or promoted by Standard &
  Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). Standard &
  Poor's does not make any representation or warranty, express or implied, to the owners of any instrument linked to the indices described herein or any member of the public regarding the advisability of investing in securities generally or in any instrument linked to the indices described herein or the ability of S&P GSCI Index to track general commodity market performance.
  S&P's only relationship to Deutsche Bank AG is the licensing of certain trademarks and trade names of S&P and of S&P GSCI Index, which indices are determined, composed and calculated by S&P without regard to Deutsche Bank AG any instrument linked to the indices described herein. S&P has no obligation to take the needs of Deutsche Bank AG or the owners of any instrument linked to the indices described herein into consideration in determining, composing or calculating S&P GSCI Index. S&P is not responsible for and have not participated in the determination of the timing of, prices at, or quantities of any instrument linked to the indices described herein to be issued or in the determination or calculation of the equation by which the S&P GSCI Index are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of any instrument linked to the indices described herein.

  S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF S&P GSCI INDEX
  OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS,
  OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR
  IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG, OWNERS OF ANY
  INSTRUMENT LINKED TO THE INDICES DESCRIBED HEREIN OR ANY OTHER PERSON OR
  ENTITY FROM THE USE OF S&P GSCI INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES
  NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF
  MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO
  THE S&P INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE
  FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL,
  PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN
  IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

  S&P GSCI Index is a trademark of The McGraw-Hill Companies, Inc. and has been licensed for use by Deutsche Bank AG.
--------------------------------------------------------------------------------

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